CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 28, 2014, relating to the consolidated financial statements of Standex International Corporation, appearing in the Annual Report on Form 10-K of Standex International Corporation for the year ended June 30, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

September 25, 2015

Boston, Massachusetts